EXHIBIT 99.1

BJ's Restaurants Opens in Gainesville, Virginia

HUNTINGTON BEACH, Calif., Feb. 4, 2014 (GLOBE NEWSWIRE) -- BJ's Restaurants, Inc. (Nasdaq:BJRI) today announced the opening of its newest restaurant in Gainesville, Virginia, on Monday, February 3, 2014. The new BJ's Restaurant & Brewhouse is located at the 700,000 square foot Virginia Gateway Shopping Center. The restaurant is approximately 8,500 square feet, seats approximately 270 guests and features BJ's extensive menu, including BJ's signature deep-dish pizza, award-winning handcrafted beer and famous Pizookie® dessert. BJ's unique, contemporary décor provides the perfect environment for all dining occasions. Quality, flavor, value, moderate prices and sincere service define BJ's pursuit of amazing for one and all. Hours of operation are from 11:00 a.m. to 12:00 midnight Sunday through Thursday, and 11:00 a.m. to 1:00 a.m. Friday and Saturday.

"We are excited to announce the opening of our first new restaurant in 2014 in Gainesville, Virginia," commented Greg Trojan, President and CEO. "This new restaurant is our second location in Virginia and our third in the Mid-Atlantic, joining our Tysons Corner, Virginia and Frederick, Maryland locations, both of which opened late last year. We look forward to opening many more restaurants in the Mid-Atlantic as we continue our national expansion. Our next new restaurant is expected to open in mid-March in Little Rock, Arkansas." Investors are reminded that the actual number and timing of new restaurant openings is subject to a number of factors outside of the Company's control including, but not limited to, weather conditions and factors under the control of landlords, contractors and regulatory/licensing authorities.

BJ's Restaurants, Inc. currently owns and operates 147 casual dining restaurants under the BJ's Restaurant & Brewery®, BJ's Restaurant & Brewhouse®, BJ's Pizza & Grill® and BJ's Grill® brand names. BJ's Restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrees and desserts, including the Pizookie® dessert. The Company operates several microbreweries in addition to using independent third party brewers to produce and distribute BJ's critically acclaimed craft beers. The Company's restaurants are located in California (64), Texas (29), Florida (15), Arizona (6), Colorado (5), Nevada (5), Washington (4), Ohio (4), Oklahoma (3), Oregon (3), Kentucky (2), Virginia (2), Indiana (1), Kansas (1), Louisiana (1), Maryland (1) and New Mexico (1). Visit BJ's Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking" statements for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales and margin growth in future periods, total potential domestic capacity, the success of various sales-building and productivity initiatives, future guest traffic trends and the number and timing of new restaurants expected to be opened in future periods. These "forward-looking" statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage an increasing number of new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) increase in minimum wage and other employment related costs, including the potential impact of the Patient Protection and Affordable Care Act on our operations, (v) the effect of credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (vi) food quality and health concerns, (vii) factors that impact California, where 64 of our current 147 restaurants are located, (viii) restaurant and brewery industry competition, (ix) impact of certain brewery business considerations, including without limitation, dependence upon suppliers, third party contractors and related hazards, (x) consumer spending trends in general for casual dining occasions, (xi) potential uninsured losses and liabilities due to limitations on insurance coverage, (xii) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our handcrafted beers and energy, (xiii) trademark and service-mark risks, (xiv) government regulations and licensing costs, (xv) beer and liquor regulations, (xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) legal proceedings, (xix) other general economic and regulatory conditions and requirements, (xx) the success of our key sales-building and related operational initiatives, and (xxi) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission, including its recent reports on Forms 10-K, 10-Q and 8-K. The "forward-looking" statements contained in this press release are based on current assumptions and expectations and BJ's Restaurants, Inc. undertakes no obligation to update or alter its "forward-looking" statements whether as a result of new information, future events or otherwise.

CONTACT: For further information, please contact
         Greg Levin
         BJ's Restaurants, Inc.
         (714) 500-2400